[KPMG Peat Marwick LLP Letterhead]



                        INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Minnesota Life Insurance Company and
Contract Owners of Variable Annuity Account:



We consent to the use of our report included herein and to the references to our Firm under the headings "AUDITORS" for Part B of the Registration Statement.


                                       /s/ KPMG Peat Marwick LLP

                                       KPMG Peat Marwick LLP

Minneapolis, Minnesota
April 30, 1999